Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma combined balance sheet and unaudited pro forma combined statement of operations are based on historical consolidated financial statements of the Company and CCM and publicly available information and certain assumptions that the Company believes are reasonable, which are described in the accompanying notes.  Certain reclassifications have been made to the historical financial statements of CCM to conform to the presentation of the Company’s financial statements. The determination of the consideration and fair values of CCM’s assets and liabilities are based on the actual net tangible and intangible assets of CCM that existed as of the close of the Acquisition. The Company has recorded the significant identifiable tangible and identifiable intangible assets of CCM; however, these are subject to change for a one-year period if material information which existed at the Acquisition date previously unknown becomes known. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma financial information.  The financial information has been adjusted in the unaudited pro forma financial information to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements. In addition, the unaudited pro forma combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:

•                  Audited historical consolidated financial statements of Impac Mortgage Holdings, Inc. (Parent) as of and for the year ended December 31, 2014, and the related notes included in the Company’s Form 10-K for the year ended December 31, 2014;

•                  Audited historical financial statements of CashCall Mortgage for the year ended December 31, 2014 and 2013, and the related notes attached within this report as exhibit 99.2;

Adjustments to the historical financials primarily include:

•                  The consummation of the Acquisition;

•                  The exclusion of historical assets and liabilities of CashCall Mortgage not acquired or assumed as part of the Acquisition, which primarily includes cash, restricted cash, loans held-for-sale, warehouse borrowings, other liabilities and equity;

•                  Changes in the values of certain assets and liabilities to reflect preliminary estimates of fair values at the date of closing of the Acquisition.

The unaudited pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances. The unaudited pro forma combined financial information is presented for information purposes only and does not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the aforementioned transaction actually occurred on the dates indicated, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma financial information.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting in accordance with U.S. Generally Accepted Accounting Principles, giving effect to the Acquisition of CCM by the Company. The unaudited pro forma balance sheet presents how the combined balance sheets of the Company and CCM may have appeared had the Acquisition been completed on December 31, 2014.  The unaudited pro forma statement of operations for the year ended December 31, 2014 presents how the combined statement of operations of the Company and CCM may have appeared had the Acquisition been completed on January 1, 2014.The unaudited pro forma information presented, including the allocation of the purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed, available information as of the date of this Current Report and management’s assumptions. The final allocation of the purchase price is dependent on, among other things, the finalization of the preliminary asset and liability valuations and will be revised as additional information becomes available.  Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

IMPAC MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA BALANCE SHEET

AS OF DECEMBER 31, 2014

(dollars in thousands)

			Elimination of
			Assets not
	Historical	Historical	Acquired and
	Impac Mortgage	CashCall	Liabilities not	Pro Forma		Pro
	Holdings, Inc	Mortgage	Assumed	Adjustments		Forma
	(1)	(2)	(3)	(4)		Combined
Assets
Cash and cash equivalents	$10,073	$7,876	$(7,876)	$(5,000	)(a)	$5,073
Restricted cash	2,420	12,355	(12,355)	—		2,420
Mortgage loans held-for-sale	239,391	172,472	(172,472)	—		239,391
Mortgage servicing rights	24,418	—	—	—		24,418
Securitized mortgage trust assets	5,268,531	—	—	—		5,268,531
Goodwill	—	—	—	104,586	(b)	104,586
Intangibles	—	—	—	33,122	(c)	33,122
Other assets	33,739	2,810	(2,810)	3,034	(d)	36,773
Total assets	$5,578,572	$195,513	$(195,513)	$135,742		$5,714,314

Liabilities and Stockholders’ equity
Warehouse borrowings	$226,718	$164,436	$(164,436)	$—		$226,718
Contingent consideration	—	—	—	124,592	(e)	124,592
Convertible notes	20,000	—	—	—		20,000
Long-term debt	22,122	—	—	—		22,122
Securitized mortgage trust liabilities	5,251,307	—	—	—		5,251,307
Other liabilities	33,469	9,255	(9,255)	5,000	(f)	38,469
Total liabilities	5,553,616	173,691	(173,691)	129,592		5,683,208
Total equity	24,956	21,822	(21,822)	6,150	(g)	31,106
Total liabilities and stockholders’ equity	$5,578,572	$195,513	$(195,513)	$135,742		$5,714,314

See accompanying notes to unaudited pro forma combined balance sheet.

IMPAC MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

(dollars in thousands)

(1)         Represents the historical consolidated balance sheet of IMH.

(2)         Represents the historical consolidated balance sheet of CCM.

(3)         Reflects the elimination of assets and liabilities of CCM that we are not acquiring or assuming which primarily includes cash, restricted cash, loans held-for-sale, warehouse borrowings, other liabilities and equity.

(4)         Pro forma adjustments:

The fair value of all assets acquired and liabilities assumed are preliminary and based on information that was available as of the acquisition date.  The Company is currently completing the final determination of any required purchase price accounting adjustments which will be made upon the completion of all fair value assessments.

(a)         Represents cash consideration of $5.0 million paid to CashCall Inc.

(b)         Represents estimated goodwill based upon the preliminary purchase price allocation.

(c)          Represents the estimated fair value of the following intangible assets acquired;

a.              Trade name, $17.2 million

b.              Customer list, $10.2 million

c.               Non-Compete, $5.7 million

(d)         Represents the estimated fair value of the following other assets acquired;

a.              Fixed assets, $315 thousand

b.              Developed software, $2.7 million

(e)          Represents the estimated fair value of the earn-out liability and business appreciation rights associated with the purchase of CCM;

(f)           Represents the estimated fair value of the $5.0 million deferred payment;

(g)          Represents the issuance of 494,017 shares of common stock of the Parent with an estimated fair value of $6.2 million associated with the purchase of CCM.

IMPAC MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(dollars in thousands)

			Elimination of
			Revenues and Expenses
	Historical	Historical	Associated with Assets
	Impac Mortgage	CashCall	and Liabilities	Pro Forma		Pro
	Holdings, Inc	Mortgage	not Assumed	Adjustments		Forma
	(1)	(2)	(3)	(4)		Combined
Revenues:
Gain on sale of loans, net	$29,308	$64,771	$—	$(8	)(a)	$94,071
Real estate services fees, net	14,729	—	—	—		14,729
Servicing income, net	4,586	51	—	—		4,637
(Loss) gain on mortgage servicing rights	(5,116)	—	—	—		(5,116)
Other	1,682	—	—	—		1,682
Total revenues	45,189	64,822	—	(8)		110,003
Expenses:
Personnel expense	37,398	20,516	—	(274	)(b)	57,640
General, administrative and other	10,505	36,602	—	25,182	(c)	72,289
Occupancy expense	5,562	—	—	—		5,562
Legal and professional expense	2,570	—	—	—		2,570
Total expenses	56,035	57,118	—	24,908		138,061
Other income (expense):
Interest income	295,656	3,759	—	—		299,415
Interest expense	(294,521)	(2,544)	—	—		(297,065)
Change in fair value of long-term debt	(4,014)	—	—	—		(4,014)
Change in fair value of net trust assets, including trust REO gains (losses)	11,063	—	—	—		11,063
Total other expense	8,184	1,215	—	—		9,399
(Loss) earnings from continuing operations before income taxes	(2,662)	8,919	—	(24,916)		(18,659)
Income tax (benefit) expense from continuing operations	1,305	328	—	—		1,633
Net (loss) earnings from continuing operations	(3,967)	8,591	—	(24,916)		(20,292)
Loss from discontinued operations, net of tax	(2,355)	—	—	—		(2,355)
Net (loss) earnings	$(6,322)	$8,591	$—	$(24,916)		$(22,647)

See accompanying notes to unaudited pro forma combined statement of operations.

IMPAC MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

(dollars in thousands)

(1)         Represents the historical consolidated statement of operations of IMH.

(2)         Represents the historical consolidated statement of operations of CCM.

(3)         Reflects the elimination of IMC loan origination expenses associated with its correspondent channel acquisition of CCM loans in 2014, which primarily includes:

(a)         Commissions; and

(b)         Loan due diligence expenses.

(4)         Pro forma adjustments:

a.              Represents pro forma adjustments related to provision for repurchases on loans originated by CCM of 2 basis points on $2.1 billion in originations in 2014 as well as a $416 thousand reduction in loan costs based on due diligence performed by IMC on loans purchased from CCM.

b.              Represents pro forma adjustments related to a reduction in commissions and other personnel related costs that would not have been incurred had we acquired CCM January 1, 2014.

c.               Represents pro forma adjustments for the amortization of the CCM trade name (15 yr. useful life), customer list (7 yr. useful life), non-compete (4 yr. useful life), developed software (5 yr. useful life) and fixed assets (3 yr. useful life).  Also included is $20.1 million of discount accretion of the contingent consideration which represents the net present value of the estimated earn-out liability associated with the acquisition of CCM.